[JordenBurt Letterhead]


                                   April 28, 2000

AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, DE  19801

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-93709) filed by AIG Life Insurance Company and Variable Account I with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 on or about May 1, 2000.

Very truly yours,

/s/ Jorden Burt Boros Cicchetti Berenson & Johnson

Jorden Burt Boros Cicchetti Berenson & Johnson


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